Exhibit 99.1

Air Industries Group Announces Closing of Bridge Loan in Anticipation of Public Offering

GlobeNewswire•May 15, 2017

HAUPPAUGE, N.Y., May 15, 2017 (GLOBE NEWSWIRE) -- Air Industries Group (NYSE MKT:AIRI) - Air Industries Group (“Air Industries” or the “Company”), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors, announces closing of a Bridge Loan in anticipation of a public offering of its common stock.

The Company closed on the sale of approximately $3,000,000 Convertible Notes on Friday, May 12th, which, net of $1,500,000 previously advanced by Michael Taglich and Robert Taglich yielded gross proceeds to the Company of approximately $1,500,000.  The proceeds of the Bridge Loan, which was arranged by Taglich Brothers and Roth Capital Partners will be used for working capital.

Peter Rettaliata, CEO of Air Industries commented: “Air Industries has developed and is aggressively executing a plan to, accelerate deliveries to its customers, and return the Company to profitability. This investment, to be supplemented by the proceeds of the public offering anticipated to occur in early June will provide much needed liquidity to Air Industries, accelerating our return to profitability. We would like to thank both Taglich Brothers and Roth Capital for their continued support of Air Industries.”

Michael Taglich, Chairman of the Board of Air Industries commented: “Air Industries has a funded backlog of over $100 million. This temporary loan is a way for the company to speed a down payment to our loyal suppliers and to continue the momentum of the recovery of the business. Our plan is to resolve the balance of these issues to our very patient supply chain shortly. As my brother and I were a substantial part of this temporary bridge, we are putting our money where our mouths are, so to speak.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities mentioned above, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of a prospectus and a related prospectus supplement, which have or will be filed with the SEC.

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries operates in three segments: Complex Machining of aircraft landing gear and flight controls, Aerostructures & Electronics, and Turbine & Engine products.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Contact Information

Air Industries Group
631.881.4913
ir@airindustriesgroup.com